UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

Mezey Howarth Racing Stables, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52529	20-8623320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Ave Pico, Ste C-629
San Clemente, California 92673

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (949) 429-4007

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

On March 31, 2008, the Board of Directors voted to cancel the ABTTC, Inc. acquisition.  The Company is reviewng the accounting impact, if any, of the transaction.

Item 8.01 Other Events

(a) On April 1, 2008, the Board of Directors voted to return the real estate previously contributed by the founders in exchange for the compensation that was provided.  The Company is reviewng the accounting impact, if any, of the transaction.

(b) On March 19, 2008, the Company released a press release entitled "Mezey Howarth Racing Stables Horse Three Across Workout Result".  The press release has been attached as Exhibit 8.01B.

(c) On March 17, 2008, the Company released a press release entitled "Mezey Howarth Racing Stables CEO Featured on Wallst.net."  The press release has been attached as Exhibit 8.01C.

(d) On March 13, 2008, the Company released a press release entitled "Mezey Howarth Racing Stables Announces Its Mare Bred to European Champion."  The press release has been attached as Exhibit 8.01D.

(e) On March 13, 2008, the Company released a press release entitled "Mezey Howarth Racing Stables Announces Results From March 2, 2008."  The press release has been attached as Exhibit 8.01E.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 4, 2008	Mezey Howarth Racing Stables, Inc.
By: /s/ J. Wade Mezey